EXHIBIT 12.1


             STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                               Predecessor (1)                              Remington Products Company
                                          -----------------------        ----------------------------------------------------------
                                                                          Two Months                    Three Months   Twelve Months
                                        Year Ended       Ten Months          Ended        Year Ended       Ended           Ended
                                       September 30,       Ended         September 30,   September 30,  December 31,    December 31,
                                            1991       July 25, 1992         1992            1993          1993            1993
                                          -------        --------          -------         -------        -------         -------
                                                                                            (dollars in thousands)


Earnings:
- --------
Income (loss) before provision
 for income taxes                         $ 1,113        $ (8,826)         $ 2,565         $ 3,173        $ 4,215         $ 3,299
Plus:
 Interest expense                          14,200           8,246            1,340           4,066          1,248           4,079
 Portion of rents representative of the
  interest factor                           1,670           1,324              264           1,562            378           1,570
                                          -------        --------          -------         -------        -------         -------
Earnings as adjusted                      $16,983        $    744          $ 4,169         $ 8,801        $ 5,841         $ 8,948
                                          =======        ========          =======         =======        =======         =======

Fixed charges:
- -------------
 Interest expense                         $14,200        $  8,246          $ 1,340         $ 4,066        $ 1,248         $ 4,079
 Portion of rents representative of the
  interest factor                           1,670           1,324              264           1,562            378           1,570
                                          -------        --------          -------         -------        -------         -------
  Fixed charges                           $15,870        $  9,570          $ 1,604         $ 5,628        $ 1,626         $ 5,649
                                          -------        --------          -------         -------        -------         -------

Ratio of earnings to fixed charges (2)        1.1 x         -                  2.6    x        1.6 x         3.6 x           1.6 x

- ------------------------------------------


                                                                       Remington Products Company
                                                      -------------------------------------------------------------
                                                              Year Ended                         Quarter Ended
                                                             December 31,                  ------------------------
                                                      -------------------------             April 1         March 30
                                                        1994              1995               1995             1996
                                                      --------          --------           --------        --------
                                                                          (dollars in thousands)


Earnings:
- --------
Income (loss) before provision
 for income taxes                                     $ 15,811          $ 18,504           $ (2,246)       $ (2,099)
Plus:
 Interest expense                                        6,414             7,604              1,680           1,381
 Portion of rents representative of the
 interest factor                                         1,868             1,823                438             423
                                                      --------          --------           --------        --------
Earnings as adjusted                                  $ 24,093          $ 27,931           $   (128)       $   (295)
                                                      ========          ========           ========        ========

Fixed charges:
- -------------
 Interest expense                                     $  6,414          $  7,604           $  1,680        $  1,381
 Portion of rents representative of the
  interest factor                                        1,868             1,823                438             423
                                                      --------          --------           --------        --------
  Fixed charges                                       $  8,282          $  9,427           $  2,118        $  1,804
                                                      --------          --------           --------        --------

Ratio of earnings to fixed charges (2)                    2.9 x             3.0 x             -               -

- ------------------------------------------

(1) Amounts are not comparable to subsequent periods. Nee Note 1 to Consolidated Financial Statements of Remington Products Company.
(2) Earnings used in computing the ratio of earnings to fixed charges consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and the original issue discount on the Notes, and a portion of operating lease rental expense deemed to be representative of the interest factor. Earnings were insufficient to cover fixed charges by $8,826, $2,246 and $2,099 for the ten months ended July 25, 1992 and the quarters ended April 1, 1995 and March 30, 1996, respectively

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